UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019 (May 16, 2019)

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone Chengdu, Sichuan, China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On May 16, 2019, Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”), the variable interest entity of a majority owned subsidiary of Senmiao Technology Limited, entered into a business cooperation agreement (the “Intercity Agreement”) with Sichuan Feiniu Automobile Transportation Co., Ltd. (“Feiniu”), a provider of intercity passenger transportation and freight logistics services. Separately, Feiniu entered into an agreement (“Didi Agreement”) with Didi Chuxing Technology Co., Ltd. (“Didi”), the largest ridesharing company in China, and agreed to provide consulting services to Didi’s drivers on intercity carpool business.

Pursuant to the Intercity Agreement, among other things and subject to the terms and conditions contained therein, Jinkailong agreed to provide automobile and driver sourcing as Feiniu’s exclusive business partner for Feiniu’s intercity carpool business in Chengdu, Sichuan Province, China from May 16, 2019 to May 15, 2022. In return, Feiniu agreed to pay Jinkailong 30% of the consulting service fee Feiniu receives under the Didi Agreement for the proportion of automobiles supplied by Jinkailong. For any delay in payment, Feiniu shall pay to Jinkailong a daily penalty fee of 0.01% of its monthly payment to Jinkailong. In addition, during the term of the Intercity Agreement, Jinkailong agreed to refer no less than 30% of its customers to subscribe Feiniu’s automobile management services, including automobile purchase, title registration, insurance purchase and financing.

Jinkailong may terminate the Intercity Agreement if Feiniu’s payment is 15 days past due without cause. Feiniu may terminate the Intercity Agreement if Jinkailong’s services are unsatisfactory and cause negative effect to Feiniu’s business relationship with Didi. Neither party may terminate the Intercity Agreement without cause and early termination imposes a liquidation damage of 200% of the monthly payment under Intercity Agreement. A 30-day advance written notice is required for any termination for cause.

The foregoing description of the Intercity Agreement does not purport to be complete and is subject to, and are qualified in its entirety by, the full text of such agreement, which is filed herewith as Exhibits 10.1and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 21, 2019, Senmiao Technology Limited (the “Company”) issued a press release announcing entering of the Intercity City. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Intercity Carpool Business Cooperation Agreement, dated as of May 16, 2019, by and between Sichuan Feiniu Automobile Transportation Co., Ltd. and Sichuan Jinkailong Automobile Leasing Co., Ltd.
99.1	Press Release, dated May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 21, 2019	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
Name: Xi Wen Title: Chief Executive Officer